Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

CSS INDUSTRIES, INC.

CSS INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is CSS Industries, Inc. and the name under which the corporation was originally incorporated is City Stores Company. The date of filing of its original Certificate of Incorporation with the Secretary of State was November 5, 1923.

2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

FIRST: The name of the Corporation is CSS INDUSTRIES, INC.

SECOND: The location of its registered office in the State of Delaware is and shall be 1209 Orange Street, Wilmington, Delaware and its registered agent in charge thereof shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD: The nature of the business of the Corporation and the objects and purposes proposed to be transacted, promoted and carried on by it, which shall also be construed as powers, are as follows:

(1) To acquire by purchase, lease, exchange or otherwise, to construct, establish, own, operate, control and manage, and to sell, lease or otherwise dispose of and to deal in and with department stores and other stores and shops of every kind, character and description and wheresoever situate;

(2) To manufacture, produce, purchase or otherwise acquire, to sell, lease or otherwise dispose of, and to deal in and with and otherwise use or turn to account all kinds of drygoods, fabrics, materials, jewelry and ornaments, clothing and other wearing apparel, footwear, millinery, furs, and other articles of personal utility or adornment, leather goods, furniture and fixtures, rugs, carpets, draperies, silverware, glassware, china, crockery, and all other articles, fittings or utensils of household or business utility or adornment, meats, groceries and other foods, provisions and beverages of every sort, tobacco, confectionery, perfumes, flowers, fruits, drugs, chemicals and toilet articles, goods for sport or recreation, and, generally, any and all other articles and things of every kind, character and description customarily dealt in by department stores or other stores or shops, or which may appear to the Board of Directors capable of being conveniently or profitably utilized in any manner;

(3) To conduct and carry on, without limitation as to kind or character, the business of manufacturers, merchants, distributors, engineers, contractors, builders, decorators, upholsterers, repairers, auctioneers, brokers, exporters, importers, warehousemen, wholesalers, retailers, operators, managers, supervisors, buying and selling agents and representatives, carriers, forwarding, shipping and receiving agents, hotel and restaurant keepers, purveyors, advertisers, publishers, dealers in and with goods, wares, merchandise and any other materials and products, planters, packers, stockraisers and breeders; to acquire, hold, utilize and dispose of any property, real, personal or mixed, in connection with any of the foregoing;

(4) To provide, maintain and operate restaurants, lunchrooms, reading, writing, rest and dressing rooms, libraries, places of amusement, sport, recreation, entertainment and instructions, ticket offices, travel bureaus, telephone, telegraph, wireless and radio service, and other conveniences for the use of customers and others; to grant to other persons, firms, associations or corporations the right or privilege to carry on any kind of business on the premises of the Corporation upon such terms as the Board of Directors shall deem expedient or proper:

(5) To purchase or otherwise acquire, to hold, improve, develop, manage and operate, and to sell, lease or otherwise dispose of real estate, buildings and any interest therein, to mortgage and otherwise encumber the same, to erect, manage, care for and maintain, extend, alter, tear down and otherwise deal with any buildings or structures in connection with such real estate;

(6) To apply for, obtain, register, purchase, lease or otherwise acquire, to hold, use, own, operate and introduce, and to sell, assign, lease or otherwise dispose of any and all trademarks, tradenames, patents, inventions, licenses, improvements and processes used or useful in connection with or secured under letters patent of the United States or elsewhere, or otherwise, and any and all franchises, grants, concessions, easements and other rights; and to hold, use, exercise, develop, sell, grant licenses in respect of, or otherwise dispose of or turn to account any such trademarks, trade names, patents, inventions, licenses, improvements, processes, franchises, grants, concessions, easements and the like, or any such property or rights;

(7) To purchase, subscribe for or otherwise acquire and to possess, own, hold for investment or otherwise, stock, securities, debentures, notes, bonds or other obligations or evidences of indebtedness of any person, firm, association or corporation, for whatever purpose and wherever organized or in whatever business engaged, or of any government, country, state, municipality, or of any political subdivision, department, body or branch thereof; to sell, reissue with or without guaranty, deal in, guarantee, mortgage, pledge, exchange, liquidate, dispose of and otherwise use or turn to account all or any of such stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness; as the consideration or in furtherance of any of the foregoing, in whole or in part thereof, to pay or receive cash, or to issue, exchange, give or receive shares of the capital stock, securities, debentures, notes, bonds or other obligations or evidences of indebtedness or other property of any sort of this Corporation or of any person, firm, association or corporation, and to give, undertake, assume or pay any commitment, guarantee, debt, obligation or liability in connection therewith; and while owner and holder thereof, to exercise all the rights, powers and privileges of such ownership, to the same extent as a natural person might or could do, including the right to receive dividends, interest and other distributions, whether in cash, stock, securities or other property, to vote thereon and to give or withhold approvals and consents therefor, for any and all purposes; to distribute any such stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness or other property among the stockholders of this Corporation in kind from time to time, if such action may appear advisable to the Board of Directors, and, likewise, upon any distribution of assets, division of profits, dissolution, liquidation or winding up of this Corporation, to distribute any such stock, securities, debentures, notes, bonds or other obligations or evidences of indebtedness among the stockholders of this Corporation in kind if deemed advisable by the Board of Directors; to organize or promote or facilitate the organization of subsidiary companies, incorporated and unincorporated, domestic and foreign;

(8) To purchase, lease or otherwise acquire and take over, as a going concern or otherwise, and to conduct, carry on, manage, hold, sell, mortgage, pledge or otherwise dispose of all or any part of the property, assets or business of any person, firm, association or corporation, possessed of property or assets, real, personal or mixed, which can be used for any of the purposes of this Corporation, or for carrying on any business which this Corporation is authorized to carry on, and any stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness of any such corporation, and as the consideration or in furtherance of any of the foregoing, in whole or in part thereof, to pay or receive cash, or to issue, exchange, give or receive shares of the capital stock, securities, debentures, notes, bonds or other obligations or evidences of indebtedness or other property of any sort of this Corporation or of any person, firm, association or corporation; and to give, undertake, assume, pay or exact or require any commitment, guarantee, debt, obligation or liability whatsoever in connection with any such transaction;

(9) To purchase or otherwise acquire, as an entirety, the properties, assets, franchises, business and good-will of any person, firm, association or corporation, including any and all stocks and securities held by any such person, firm, association or corporation; to assume the debts, liabilities and obligations of any such person, firm, association or corporation in connection therewith; to issue or deliver, in whole or in part in payment, consideration or exchange therefor, cash, stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness or other property of any sort of this Corporation or of any person, firm, association or corporation; to make, give or receive any contracts, agreements, commitments, guarantees or assurances whatsoever in connection therewith;

(10) To enter into any agreement or arrangement for supervision, management, sharing profits, union of interest or co-operation with any person, firm, association or corporation, formed or to be formed, carrying on or about to carry on any business which this Corporation is authorized to carry on, or any business or transaction which the Board of Directors may deem necessary, convenient, desirable or incidental to the carrying out of the purposes of this Corporation, and to aid or assist in any lawful manner whatsoever, any such person, firm, association or corporation;

(11) To lend its funds, assets or property, or any part thereof, and to make advances, to any firm, association or corporation in which this Corporation is in any manner interested or with which it has business relations, or to any person, upon the security of its, their, his or her undertaking, property, estate, assets or effects or any part thereof or otherwise, and upon such terms as the Board of Directors shall determine; to aid by loan, guaranty, or in any other manner whatsoever, any person, firm, association or corporation, whose property, assets, business, stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness are in any manner, either directly or indirectly, held or guaranteed by this Corporation, or in which this Corporation is interested or with which this Corporation has business relations; to do any and all acts or things toward the preservation, protection, improvement or enhancement in value of any such property, assets, business, stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness; to guarantee or assume the payment of dividends, interest, principal and any sinking funds or other charges or agreements for redemption or retirement, or otherwise, of any such stocks, securities, debentures, notes, bonds and other obligations and evidences of indebtedness, and the performance of any agreement or contract of any person, firm, association or corporation, whenever deemed by the Board of Directors necessary, convenient or proper for the business of this Corporation, and to do all and any acts or things designed to accomplish any such purpose;

(12) To borrow money, and to make, accept, endorse, execute, issue, pledge or otherwise dispose of checks, drafts, and other orders for the payment of money, debentures, notes, bonds or other obligations or evidences of indebtedness of any and every kind, whether secured by mortgage, lien, pledge or otherwise, and without limit as to amount, but only to carry out the purposes of this Corporation; and also to secure the same by mortgage, pledge, lien, charge or otherwise on all or any part of the present or after acquired property, assets, business, rights and franchises of this Corporation, or of any person, firm, association or corporation; to hypothecate, pledge, exchange, sell or otherwise deal with any stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness issued or held by it for any purpose upon such terms and conditions, at such times and at such prices as the Board of Directors shall determine;

(13) To undertake or aid any enterprise and to carry out any transactions or negotiations whatsoever which may be lawfully undertaken and carried out by capitalists; to conduct a general financial business and general financial operations of all kinds in so far as the same are not prohibited by the laws of the State of Delaware against the exercise of banking powers by other than banking corporations;

(14) To remunerate any person, firm, association or corporation for services rendered, or to be rendered, in placing or assisting to place, or underwriting, or guaranteeing the placing of any of the shares of capital stock of the Corporation, or any securities, debentures, notes, bonds or other obligations or evidences of indebtedness of the Corporation, or in or about the formation or promotion of the Corporation or the conduct of its business and to issue and/or deliver shares of the capital stock, securities, debentures, notes, bonds or other obligations or evidences of indebtedness or other property in payment therefor or in connection therewith; to repay to any person, firm, association or corporation or to assume the payment of any monies advanced or paid or obligations or liabilities incurred in connection with such formation or promotion of the Corporation or the conduct of its business, or for the purpose of the acquisition of any property or assets, real, personal or mixed, for or on behalf of or for the benefit of the Corporation, whether such monies were advanced or paid, or such obligations or liabilities were incurred or property or assets acquired before or after the organization of the Corporation, and whether or not such property or assets were acquired by the Corporation, and also to accept, take over, purchase or otherwise acquire in the name of the Corporation any such property or assets;

(15) To purchase or otherwise acquire the shares of stock of this Corporation, of any class, or any portion thereof, and any security, debenture, note, bond or other obligation or evidence of indebtedness whatsoever of this Corporation, and to hold, sell, mortgage, pledge, exchange, reissue or otherwise deal with the same, at such times, for such consideration and upon such terms as the Board of Directors may determine; and any such purchase or acquisition shall in no event whatsoever be deemed or construed to be a distribution of property or assets or a return of capital or a reduction or decrease of capital stock (as such terms are used in any statute of the State of Delaware), nor to be a retirement or redemption of the indebtedness of this Corporation, unless otherwise specifically provided by the Board of Directors in authorizing such purchase or acquisition;

(16) To manage, operate, maintain, repair, improve, develop, exploit, lease, mortgage, pledge, exchange, hypothecate, encumber, deal in and with, sell and otherwise use, turn to account or dispose of all or any of the property or assets, real, personal or mixed, including any and all shares of stock, securities, debentures, notes, bonds or other obligations or evidences of indebtedness at any time owned, issued or controlled by this Corporation, and to accept in payment, exchange or consideration therefor, cash and/or stocks and/or securities and/or other property of any sort;

(17) To merge, consolidate, create a union of interest or otherwise, in such manner as may at any time be permitted by law;

(18) To do any and all things herein set forth and such other things as are incidental, desirable, necessary, essential or conducive to the attainment of the above objects, purposes or powers or any part or parts thereof, and to the same extent and in the same manner as natural persons might or could do, as principal, agent, contractor or otherwise; and to carry out all or any of the foregoing objects, purposes or powers as principal, agent, contractor or otherwise; and by and through trustees, agents subcontractors or otherwise, and alone or jointly or in partnership or conjunction with any person, firm, association or corporation, to do all and everything necessary, convenient, desirable or incidental for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or that may be incidental to the powers herein named or which shall at any time be necessary, convenient, desirable or incidental for the protection of this Corporation, in so far as the same are not inconsistent with law. Any person, firm, association or corporation at any time hereinbefore or hereafter referred to (other than this Corporation) may be a citizen of or may be organized under or created or doing business by virtue of the laws of the United States or of any state thereof, the District of Columbia, the territories, colonies, dependencies or other possessions of the United States, or of any foreign country or other jurisdiction whatsoever;

Generally, to carry on and undertake any other business or operation which may, from time to time, seem to the Board of Directors of this Corporation capable of being conveniently carried on in connection with the foregoing objects, purposes and powers, or calculated directly or indirectly to render valuable or enhance the value of any of the Corporation’s privileges, rights or property and which is or may at any time be lawful under the laws of the State of Delaware for a corporation of this character organized thereunder.

The Corporation shall have full power and authority to conduct its business in all or any of its branches, and to have one or more offices, and unlimitedly and without restriction to hold, purchase, lease, mortgage and convey property, real, personal and mixed, in such place and places, both within and without the State of Delaware, in other states, the District of Columbia, the territories, colonies, dependencies and other possessions of the United States and in all foreign countries and other jurisdictions whatsoever.

The objects, purposes and powers specified herein shall be regarded as independent objects, purposes and powers and in furtherance and not in limitation of the general powers now or at any time hereafter conferred by the laws of the State of Delaware.

Nothing herein contained shall be construed as authorizing the business of banking, nor as authorizing or intending to authorize, the performance at any time of any act or acts then unlawful.

FOURTH: (1) The total number of shares which the Corporation shall be authorized to issue is 11,029,036. Of such shares, 1,029,036 shall be Preferred Stock and 10,000,000 shall be Common Stock and shall have a par value of $.10 per share.

(2) Preferred Stock. The 1,029,036 shares of Preferred Stock shall be of two classes, designated as “Class 1 Preferred Stock” and “Class 2 Preferred Stock,” respectively. 29,036 shares of Preferred Stock shall be designated as “Class 1 Preferred Stock” and shall have a par value of $100.00 per share; and 1,000,000 shares of Preferred Stock shall be designated as “Class 2 Preferred Stock” and shall have a par value of $.01 per share. Except as otherwise provided in this subsection (2) A. or B., each share of Preferred Stock shall have such voting powers and shall be issued in such series and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors pursuant to the authority expressly vested in it by this provision.

A. SERIES B CONVERTIBLE PREFERRED STOCK

I. DESIGNATION AND RANK: The “Series B Convertible Preferred Stock” shall consist of 5,000 shares authorized, par value one hundred dollars ($100) per share. All shares of Series B Convertible Preferred Stock shall rank equally and be identical in all respects. CSS Industries, Inc. (the “Corporation”) shall not issue shares of capital stock, which shares (i) have dividend and/or liquidation rights senior to those of the Series B Convertible Preferred Stock and (ii) are entitled to participating dividend and/or liquidation rights (i.e., rights to an initial preferred dividend and/or liquidation preference and thereafter to participation in further distributions on a parity with the Common Stock of the Corporation) or convertible into shares of such senior capital stock with such participating rights or into shares of Common Stock of the Corporation, but shall not otherwise be restricted from issuing additional securities of any kind. All restrictions contained in this designation respecting the Corporation shall remain in effect for only so long as shares of Series B Convertible Preferred Stock are issued and outstanding.

II. DIVIDENDS:

(a) General Dividend Obligation: When and as declared by the Board of Directors of the Corporation, the Corporation shall pay to the holders of the Series B Convertible Preferred Stock, out of funds of the Corporation legally available therefor, preferential dividends at the times and in the amounts provided for in this Section II and no more.

(b) Accrual of Dividends: Dividends on each share of Series B Convertible Preferred Stock (each of which is referred to as a “Share”) shall accrue cumulatively and shall be payable on a quarterly basis at the rate and in the manner prescribed herein from and including the date of issuance of such Share to and including the first day of the April, July, October or January immediately preceding the date on which any conversion or redemption of such Share shall have been effected, whether or not such dividends shall have been declared and whether or not there shall be (at the time such dividends accrue or become payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation shall initially issue any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share shall be made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share (whether by reason of transfer of such Share or for any other reason).

(c) Dividend Rate: Dividends shall accrue on each Share of Series B Convertible Preferred Stock from its date of issuance at a rate per annum equal to ten percent (10%) of the initial Liquidation Value (as defined below) thereof. To the extent not paid on the first day of any April, July, October or January (or if such day is not a business day, the immediately succeeding business day) commencing on April 1, 1985 (the “Dividend Reference Dates”), all dividends which have accrued on any Share then outstanding during the period from and including the preceding Dividend Reference Date (or from and including the original date of issuance in the case of the initial Dividend Reference Date) to such Dividend Reference Date shall be added on such Dividend Reference Date to the initial Liquidation Value of such Share (so that, without limitation, dividends shall be paid, subject to the provisions of the immediately following sentence of this Paragraph II(c), in respect of the amount of such accrued but unpaid dividends) and shall remain a part thereof until (but only until) such dividends are paid. Dividends with respect to the amount of accrued and unpaid dividends under the preceding sentence shall in no event be payable in respect of any periods during which there are insufficient legally available funds for payment of such unpaid dividends.

(d) Priority and Partial Payments: If the Corporation fails to pay such dividends accrued on any Dividend Reference Date on all or any of the issued and outstanding Series B Convertible Preferred Stock, such deficiency in the dividends shall be fully paid, but without interest, before any dividends or other distribution shall be paid on or set apart for the shares of Common Stock of the Corporation or other shares of the Corporation ranking junior as to dividends or the distribution of assets on liquidation thereinafter called “junior stock” or any payment shall be made on account of the purchase, redemption or retirement of any Common Stock or junior stock. In the event that the Corporation fails to pay the full dividends accrued on all outstanding Shares of the Series B Convertible Preferred Stock, any partial amounts which are paid as dividends by the Corporation with respect to Series Convertible Preferred Stock shall be paid to the holders of such Shares of Series B Convertible Preferred Stock in proportion to the amount such holders would be entitled to receive if they were to be paid the full accrued and unpaid dividends on the Series B Convertible Preferred Stock.

(e) Dividend Limitations: No dividends or other distribution shall be paid on or set apart for the Common Stock or junior stock of the Corporation, nor shall any payments be made on account of the purchase, redemption or retirement of any Common Stock or junior stock, if the effect thereof would be the reduction of the Corporation’s legally available funds below the level legally required for payment of the dividends to be payable with respect to Shares of Series B Convertible Preferred Stock on the next to occur Dividend Reference Date.

III. REDEMPTION:

(a) Scheduled Redemption: Except as may be provided with respect to Shares of Series B Convertible Preferred Stock of any holder by agreement between such holder and the Corporation, no Shares shall be redeemable prior to ten (10) years from the date of the initial issuance of Shares. The Corporation shall redeem, but only out of funds legally available therefor, all but not less than all of the outstanding Series B Convertible Preferred Stock on the tenth anniversary date of the initial issuance of Shares at a price per share equal to the Liquidation Value thereof. The redemption price shall be payable in cash, and shall be applied first to accrued and unpaid dividends.

(b) Pro Rata: In the event there are insufficient legally available funds to redeem all of the outstanding Series B Convertible Preferred Stock on such tenth anniversary (the determination by the Corporation’s Board of Directors of the existence of legally available funds to be conclusive and binding for all purposes), the Corporation shall give written notice of such event sixty (60) days prior to the date fixed in Paragraph (a) above for redemption (or as soon thereafter as is reasonably practicable) to each holder of Shares of Series B Convertible Preferred Stock outstanding, and any such holder may, at his or its option, by no less than 120 days’ prior written notice given to the Corporation, require the Corporation to redeem the maximum number of Shares of such holder (and any other holders giving such notice) which may then be redeemed by the Corporation out of legally available funds. Such notices shall be given by certified or registered mail, postage prepaid, in the case of notice to holders of Series B Convertible Preferred Stock, at their respective addresses on the books of the Corporation. The Corporation shall upon receipt of such a request redeem such maximum number of Shares that may be redeemed out of legally available funds and shall thereafter, except with respect to the Shares of a holder of Series B Convertible preferred Stock giving the Corporation a written request to the contrary, redeem from time to time, but no less frequently than annually, such additional number of Shares of Series B Convertible Preferred Stock as may be redeemed out of legally available funds. If less than all Shares of Series B Convertible Preferred Stock are redeemed under this Paragraph (b), Shares of Series B Convertible Preferred Stock held by each holder thereof requesting redemption shall be called for redemption pro rata, according to the number of Shares of Series B Convertible Preferred Stock held by such holder, subject, however, to such adjustment as may be equitably determined by the Corporation in order to avoid the redemption of fractional shares. For purposes of redemption under this Paragraph (b), no Shares held by the Corporation or any subsidiary thereof shall be deemed outstanding.

(c) Redemption Procedures: Any redemption of any or all of the outstanding Shares of Series B Convertible Preferred Stock shall be effected in accordance with the provisions of this Paragraph (c):

(i) Any such redemption shall be effected by written notice given by certified or registered mail, postage prepaid, not less than thirty (30) days nor more than fifty (50) days prior to the date fixed for redemption (the “Redemption Date”), to the holders of record of Series B Convertible Preferred Stock whose Shares are to be redeemed, at their respective addresses as the same shall appear on the books of the Corporation. Each such notice of redemption shall state that the holders of record of Series B Convertible Preferred Stock are entitled to convert such Shares prior to redemption, and shall specify the Redemption Date, the redemption price and place of payment thereof, and if less than all outstanding Shares of Series B Convertible Preferred Stock are to be redeemed, the number of Shares and the certificate numbers thereof;

(ii) On or before the Redemption Date, the Corporation may, but shall not be obligated to, deposit the aggregate amount of the redemption price of the Shares called for redemption (other than such Shares which prior thereto have been converted into Common Stock) with a bank, trust company or transfer agent, designated in the notice of such redemption, having a combined capital surplus and undivided profits aggregating at least two hundred million dollars ($200,000,000) and formed under the laws of the United States or any state thereof, in trust for payment to the holders of the Shares of Series B Convertible Preferred Stock being called for redemption, and deliver irrevocable written instructions authorizing such bank or trust company to apply such deposit solely to the redemption of the Shares called for redemption except that any such portion of such deposit which shall not be required for such redemption because of the exercise of any conversion right shall be repaid to the Corporation at the time of conversion;

(iii) Notice of redemption having been duly given and the redemption price of the Shares being called for redemption having been deposited as aforesaid, then all Shares of Series B Convertible Preferred Stock called for redemption shall forthwith, whether or not the Redemption Date shall have occurred, or the certificates for such Shares shall have been surrendered, be deemed no longer outstanding for any purpose, and all rights with respect to such Shares shall thereupon cease and terminate, except the right of the holders of such Shares to receive, out of such deposit in trust, on the Redemption Date, the redemption price to which they are entitled and except the right of the holders of such Shares to convert such Shares into Common Stock at any time prior to the Redemption Date.

(iv) If any holder of Shares of Series B Convertible Preferred Stock called for redemption shall, after the mailing by the Corporation of notice of such redemption and prior to the Redemption Date, convert any Shares of Series B Convertible Preferred Stock into Common Stock, such Shares of Series B Convertible Preferred Stock so converted by such holder shall not be deemed to constitute Shares of Series B Convertible Preferred Stock held by such holder which shall have been so called for redemption.

(v) In case any certificate for Shares of Series B Convertible Preferred Stock shall be surrendered by the holder thereof for payment in connection with the redemption of only a portion of the Shares represented thereby, the Corporation shall deliver to or upon the order of the holder thereof a certificate or certificates for the number of Shares of Series B Convertible Preferred Stock represented by such surrendered certificate which are not being redeemed.

(vi) In case any holder of Series B Convertible Preferred Stock called for redemption who has not timely converted shall not, within six (6) years after deposit by the Corporation of funds for the redemption thereof, claim the amount deposited for redemption thereof, the bank, trust company or transfer agent with which such funds were deposited shall, upon demand, pay over to the Corporation the balance of such amount so deposited and such bank, trust company or transfer agent shall thereupon be relieved of all responsibility to such holder, who shall thereafter look solely to the Corporation for payment of the redemption price of the redeemed Shares.

(d) No Reissue: Shares of Series B Convertible Preferred Stock which have been converted by the holder or redeemed, purchased or otherwise acquired by the Corporation shall be canceled and may not be reissued.

IV. VOTING RIGHTS: Each outstanding Share of Series B Convertible Preferred Stock shall entitle the holder thereof to one vote, on all matters required or permitted to be submitted to the shareholders of the Corporation for their approval, per each share of Common Stock of the Corporation into which such Shares of Series B Convertible Preferred Stock could be converted on the record date for such shareholder vote under the provisions of Article VI below, but Shares of Series B Convertible Preferred Stock shall not be entitled to vote as a class on any matter except as specifically provided by Delaware law.

V. LIQUIDATION: The Series B Convertible Preferred Stock shall be preferred upon liquidation over the Common Stock and junior stock of the Corporation so that the holders of Shares of Series B Convertible Preferred Stock shall be entitled to be paid, after full payment is made on any stock ranking senior to the Series B Convertible Preferred Stock as to rights and preferences, but before any distribution is made to the holders of the Common Stock or junior stock upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation. The amount payable on each Share of Series B Convertible Preferred Stock in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (the “Liquidation Value”) shall equal an initial amount of one thousand dollars ($1000) per Share plus an amount equal to any accrued but unpaid dividends thereon and no more. If upon any such liquidation, dissolution or winding up of the Corporation its net assets shall be insufficient to permit the payment in full of the amounts to which the holders of all outstanding Shares of Series B Convertible Preferred Stock are entitled as above provided, the entire net assets of the Corporation remaining (after full payment is made on all stock ranking senior to the Series B Convertible Preferred Stock) shall be distributed among the holders of Shares of Series B Convertible Preferred Stock in amounts proportionate to the full preferential amounts to which such holders are entitled. For the purpose of this Section V, a merger of the Corporation whereby the Corporation is not the surviving corporation shall be deemed a liquidation of the Corporation, but the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation’s property or assets to, or its consolidation or merger with, one or more corporations whereby the Corporation is the surviving corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.

VI. CONVERSION:

(a) Time of Conversion: The holders of Series B Convertible Preferred Stock shall have the right at any time and from time to time to convert each Share of Series B Convertible Preferred Stock into fully paid and non-assessable shares of Common Stock of the Corporation on the basis set forth below.

(b) Conversion Price: The term “Conversion Price” shall mean the initial conversion price of eight dollars ($8.00) per share or, if such initial conversion price shall have been adjusted in accordance with the provisions of this Section VI, then such price as so adjusted.

(c) Rate of Conversion: Each Share of Series B Convertible Preferred Stock may, until redemption thereof at the option of the holder, be converted, subject to the terms and provisions of this Section VI, into the number of shares of Common Stock of the Corporation (calculated as to each conversion to the nearest one-hundredth of a share which shall be obtained by dividing the Liquidation Value by the Conversion Price then in effect, upon surrender of certificates representing the Shares to be converted to the Corporation at any time during usual business hours at its principal office and, if so required by the Corporation, accompanied by (i) a written instrument or instruments of transfer in form satisfactory to the Corporation and (ii) such notice of conversion as the Corporation shall require, both duly executed by the registered holder or his duly authorized legal representative.

(d) Delivery: As promptly as practicable after the surrender, as herein provided, of certificates representing any Shares of Series B Convertible Preferred Stock for conversion, the Corporation shall deliver or cause to be delivered at its said office to or upon the written order of the holder of the Shares so surrendered a certificate or certificates representing the number of Shares of Common Stock of the Corporation into which such Shares may be converted in accordance with the provisions of this Section VI. Each such share of Common Stock shall be fully paid and non-assessable. Prior to delivery of such certificate or certificates, the Corporation may require a written notice at its said office from the holder of the Shares of Series B Convertible Preferred Stock so surrendered specifying the name or names (with address) in which said certificate or certificates are to be issued. Subject to the following provisions of this Paragraph (d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such Shares shall have been surrendered for conversion, so that the rights of the holder of such Shares of Series B Convertible Preferred Stock shall cease at such time, and the person or persons entitled to receive the shares of Common Stock upon conversion of such Shares shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open, and such conversion shall be at the Conversion Price in effect at such time on such next succeeding day.

In case any certificate for Shares of Series B Convertible Preferred Stock shall be surrendered by the holder thereof for conversion of only a portion of the Shares represented thereby, the Corporation shall deliver to or upon the order of the holder thereof a certificate or certificates for the number of Shares of Series B Convertible Preferred Stock represented by such surrendered certificate which are not being converted.

If the last day for the exercise of the conversion right shall be a Sunday, or shall be, in the locality in which the principal office of the Corporation is located, a legal holiday or other day on which the office of the Corporation is closed, then such conversion right may be exercised on the next succeeding day which is not a Sunday, holiday or a day on which such office is so closed.

(e) Conversion Price Adjustment: The Conversion Rate shall be subject to adjustment as follows:

(i) In case the Corporation shall, after the issuance of the Series B Convertible Preferred Stock, (A) pay a dividend in shares of its capital stock, (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Shares of Series B Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the kind and amount of shares of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Shares been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(ii) In case the Corporation shall, after the issuance of the Series B Convertible Preferred Stock, issue (A) any shares of Common Stock other than Excluded Stock (as hereinafter defined) or securities convertible into or exchangeable for shares of Common Stock or (B) rights or warrants (other than to all holders of its Common Stock) entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock), in any such case without consideration or for a consideration (the “Consideration”) per share (including the consideration paid for any such convertible or exchangeable security or right or warrant and any additional conversion, exchange or exercise price) less than the current market price per share of Common Stock (as defined in subparagraph (iv) below) at the record date mentioned below, the Conversion Price shall be adjusted to equal the amount determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date for determination of holders entitled to receive such Common Stock, convertible or exchangeable securities, rights or warrants plus the number of shares, if any, which the aggregate Consideration (before deduction of underwriting discounts or commissions and expenses) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or offered for subscription or purchase (or into or for which such convertible or exchangeable securities may initially be converted or exchanged). Such adjustment shall be made whenever such Common Stock, convertible or exchangeable securities, rights or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such Common Stock, convertible or exchangeable securities, rights or warrants. “Excluded Stock” shall mean shares of Common Stock issued or to be issued by the Corporation (A) as a stock dividend payable in shares of Common Stock or upon any subdivision of the outstanding shares of Common Stock or (B) upon conversion of the Series B Convertible Preferred Stock at any time outstanding.

(iii) In case the Corporation shall distribute to any or all holders of its Common Stock evidences of its indebtedness or assets (excluding dividends paid in, or distributions of, cash) the Conversion Price shall be adjusted to equal the amount determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned below by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in subparagraph (iv) below) at such record date, less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive and described in a statement transmitted to the registered holders of the Series B Convertible Preferred Stock) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

(iv) For the purpose of any computation under subparagraphs (ii) and (iii) above, the current market price per share of Common Stock at any record date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing forty-five business days before such record date. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case in the primary market or markets for the Common Stock, which shall be deemed to be the market or markets on which transactions in the Common Stock on the aforesaid thirty business days are reported in The Wall Street Journal of New York, New York (or if transactions in two or more such markets are so reported on other than a consolidated basis, the average of the last sale prices, or of the average of the closing bid and asked prices, as the case may be, in such markets for each of such thirty business days as so reported), whether such market or markets are the Philadelphia Stock Exchange, any other national securities exchange, the over-the-counter market, a consolidated market consisting of two or more of the foregoing, or otherwise; provided, however, that if The Wall Street Journal shall cease to be published, the Corporation shall substitute for it another newspaper of general circulation in New York, New York, customarily publishing at least once on each business day in each calendar week; and provided, further, that if for any reason the current market price per share of Common Stock at any record date cannot be determined in the aforesaid manner, such market price shall be determined in a manner reasonably selected by the Board of Directors of the Corporation.

(v) No adjustment in the Conversion Price shall be required unless such adjustment (together with any previous adjustments not made but carried forward as hereinafter provided) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this subparagraph (v) is not required to be made shall be carried forward until used and taken into account in any subsequent adjustment; and provided, further, that if any adjustment in the Conversion Price required by the provisions of this Paragraph (e) must be made by a specific earlier date in order to avoid the realization of taxable income to holders of Series B Convertible Preferred Stock or to the holders of the Corporation’s Common Stock under Section 305 of the Internal Revenue Code of 1954 (or any successor section thereto), as amended, and the regulations hereunder, such adjustment shall be made by such earlier date. All calculations under this Paragraph (e) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(vi) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly transmit to the registered holders of the Series B Convertible Preferred Stock a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall be conclusive evidence of the correctness of such adjustment.

(f) No Fractions: No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of any Shares of Series B Convertible Preferred Stock. If more than one Share of Series B Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate of the Shares so surrendered. If the conversion of any Shares results in a fraction of a share of Common Stock, an amount shall be paid to such holder in cash by the Corporation equal to such fraction multiplied by the closing price per share of Common Stock for the day preceding the day of conversion, the closing price for such day to be determined in the manner provided in Paragraph (e) (iv) hereof for the determination of the closing price for each of the thirty consecutive business days referred to in such Paragraph.

(g) Issuance of Rights and Warrants: In case the Corporation shall, after the issuance of the Series B Convertible Preferred Stock, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock or assets or evidences of indebtedness of the Corporation), the Corporation shall execute and transmit to the registered holders of the Series B Convertible Preferred Stock a notice providing that the holder of each Share of Series B Convertible Preferred Stock then outstanding shall be entitled, at the option of such holder, to elect to acquire such rights or warrants on the same terms and conditions, and upon payment of the same consideration, if any, as if such Shares had been converted immediately prior to the record date relating to such issuance.

(h) Merger, Etc.: In case of any consolidation of the Corporation with or merger of the Corporation into another corporation, or in case of any merger of the Corporation with another corporation pursuant to which the holders of the Common Stock of the Corporation receive shares of stock or other securities or property in exchange for or in lieu of the Common Stock, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor or purchasing corporation, as the case may be, shall execrate and transmit to the registered holders of the Series B Convertible Preferred Stock a notice advising that the holder of each Share of Series B Convertible Preferred Stock then outstanding shall have the right to convert such Shares into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation to which such holder might have been entitled if the Shares so held had been converted immediately prior to such consolidation, merger, sale or conveyance. Such notice shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section VI. The above provisions of this Paragraph (h) shall similarly apply to successive consolidations, mergers, sales or conveyance.

(i) Notice and Record Dates: In case:

(i) the Corporation shall authorize the issuance to any or all holders of its Common Stock or rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

(ii) the Corporation shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (excluding dividends paid in, or distributions of, cash); or

(iii) of any reclassification of Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger of the kind referred to in Paragraph (h) to which the Corporation is a party or of the sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety; or

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of or merger or consolidation involving the Corporation;

then the Corporation shall cause to be mailed to the registered holders of the Series B Convertible Preferred Stock, at their last addresses as they shall appear upon the Corporation’s records, at least thirty days prior to the applicable date hereinafter specified, a notice stating (A) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distribution are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, or conveyance is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, or conveyance, or (C) the date of any such dissolution, liquidation or winding up of or merger or consolidation involving the Corporation. For purposes hereof the date specified in such notice shall be the “Record Date.” The failure to give the notice required by this Paragraph (i) or any defect therein shall not affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, or winding up of the Corporation or the vote upon any such action.

(j) Available Shares: The Corporation shall at all times reserve and keep available, out of its authorized Common Stock, solely for the purpose of issuance upon conversion of the Series B Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Shares of Series B Convertible Preferred Stock (computed as if all outstanding Shares were held by a single holder). All shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and non-assessable. The Corporation shall use its best efforts to list (upon official notice of issuance) the shares of Common Stock required to be delivered upon conversion of the Shares of Series B Convertible Preferred Stock prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(k) No Charge: The issuance of certificates for shares of Common Stock upon the conversion of the Series B Convertible Preferred Stock shall be made without charge to the converting shareholders for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of the Shares converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Shares converted, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

B. CLASS 2, SERIES A, $1.35 PREFERRED STOCK

I. DESIGNATION AND RANK: There shall be a Series A of the Class 2 Preferred Stock of the Corporation which shall consist of 650,000 shares and shall be designated as Class 2, Series A, $1.35 Preferred Stock (such series being herein called the “Series A Stock”). All shares of Series A Stock shall rank equally and be identical in all respects. All shares of Series A Stock shall rank junior to all outstanding shares of the Corporation’s Class 1 Preferred Stock, par value $100 per share, as to the payment of dividends and the distribution of assets upon liquidation. The Corporation shall not hereafter issue shares of capital stock which shares have dividend or liquidation rights senior to those of the Series A Stock, but shall not otherwise be restricted from issuing additional securities of any kind. All restrictions contained in this designation respecting the Corporation shall remain in effect for only so long as shares of Series A Stock are issued and outstanding.

II. DIVIDENDS:

(a) General Dividend Obligation: From the date of original issuance of shares of Series A Stock until the December 31 first occurring after the fifth anniversary of the date of original issuance thereof (the Dividend Increase Date), when and as declared by the Board of Directors of the Corporation, the Corporation shall pay to the holders of the Series A Stock, out of funds of the Corporation legally available therefor, cumulative cash dividends of $1.35 per share per annum and no more. From and after the Dividend Increase Date, cumulative cash dividends payable to the holders of the Series A Stock shall increase by $.05 per share per annum over the dividend accrued or paid in respect of the previous year.

(b) Accrual of Dividends: Dividends on each share of Series A Stock shall accrue cumulatively from the date of original issuance of such share and shall be payable on a quarterly basis on the first day of April, July, October and January in each year (the “Dividend Reference Dates”). Accumulations of dividends shall not bear interest.

(c) Priority and Partial Payments: Unless full cumulative dividends on outstanding shares of Series A have been paid, no dividend or other distribution shall be paid on or set apart for the shares of Common Stock of the Corporation or other shares of the Corporation ranking junior as to dividends or the distribution of assets on liquidation (hereinafter called “junior stock”) and no payment shall be made on account of the purchase, redemption or retirement of any Common Stock or junior stock. In the event that the Corporation fails to pay the full dividends accrued on all outstanding shares of the Series A Stock, any partial amounts which are paid as dividends by the Corporation with respect to Series A Stock shall be paid to the holders of such shares of Series A Stock in proportion to the amount such holders would be entitled to receive if they were to be paid the full accrued and unpaid dividends on the Series A Stock.

(d) Dividend Limitations: No dividend or other distribution shall be paid on or set apart for the Common Stock or junior stock of the Corporation, nor shall any payments be made on account of the purchase, redemption or retirement of any Common Stock or junior stock, if the effect thereof would be the reduction of the Corporation’s legally available funds below the level legally required for payment of the dividends to be payable with respect to shares of Series A Stock on the next to occur Dividend Reference Date.

III. REDEMPTION:

(a) Optional Redemption: No shares of Series A Stock shall be redeemable until five years from the date of original issuance thereof. Thereafter the Series A Stock may be called for redemption and redeemed at the option of the Corporation by resolution of the Board of Directors, in whole or in part, at any time by the payment of a redemption price of $10.00 per share plus an amount equal to the accrued and unpaid cumulative dividends thereon to the date fixed by the Board of Directors as the redemption date.

(b) Redemption Procedures: Any redemption of any or all of the outstanding shares of Series A Stock shall be effected in accordance with the provisions of this Paragraph (b):

(i) If less than all of the outstanding shares of Series A Stock shall be called for redemption, the particular shares to be redeemed shall be selected by lot or by such other equitable manner as may be prescribed by resolution of the Board of Directors.

(ii) Any such redemption shall be effected by written notice given by certified or registered mail, postage prepaid, not less than thirty (30) days nor more than fifty (50) days prior to the date fixed for redemption (the “Redemption Date”), to the holders of record of Series A Stock whose shares are to be redeemed, at their respective addresses as the same shall appear on the books of the Corporation. Each such notice of redemption shall specify the Redemption Date, the redemption price and place of payment thereof, and if less than all outstanding shares of Series A Stock are to be redeemed, the number of shares and the certificate numbers thereof.

(iii) On or before the Redemption Date, the Corporation may, but shall not be obligated to, deposit the aggregate amount of the redemption price of the shares called for redemption with a bank, trust company or transfer agent designated in the notice of such redemption, having a combined capital surplus and undivided profits aggregating at least two hundred million dollars ($200,000,000) and formed under the laws of the United States or any state thereof, in trust for payment to the holders of the Shares of Series A Stock being called for redemption, and deliver irrevocable written instructions authorizing such bank or trust company to apply such deposit solely to the redemption of the shares called for redemption.

(iv) Notice of redemption having been duly given and the redemption price of the shares being called for redemption having been deposited as aforesaid, then all shares of Series A Stock called for redemption shall forthwith, whether or not the Redemption Date shall have occurred, or the certificates for such shares shall have been surrendered, be deemed no longer outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except the right of the holders of such shares to receive, out of such deposit in trust, on the Redemption Date, the redemption price of which they are entitled.

(v) In case any certificate for shares of Series A Stock shall be surrendered by the holder thereof for payment in connection with the redemption of only a portion of the shares represented thereby, the Corporation shall deliver to or upon the order of the holder thereof a certificate or certificates for the number of shares of Series A Stock represented by such surrendered certificate which are not being redeemed.

(vi) In case any holder of Series A Stock called for redemption shall not, within six (6) years after deposit by the Corporation of funds for the redemption thereof, claim the amount deposited for redemption thereof, the bank, trust company or transfer agent with which such funds were deposited shall, upon demand, pay over to the Corporation the balance of such amount so deposited and such bank, trust company or transfer agent shall thereupon be relieved of all responsibility to such holder, who shall thereafter look solely to the Corporation for payment of the redemption price of the redeemed shares.

(c) No Reissue: Shares of Series A Stock which have been redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and may not be reissued.

IV. VOTING RIGHTS: Each outstanding share of Series A Stock shall entitle the holder thereof to one vote on all matters required or permitted to be submitted to the stockholders of the Corporation for their approval, but shares of Series A Stock shall not be entitled to vote as a class on any matter except as specifically provided by Delaware law.

V. LIQUIDATION: The Series A Stock shall be preferred upon liquidation over the Common Stock and junior stock of the Corporation so that the holders of shares of Series A Stock shall be entitled to be paid, after full payment is made on any stock ranking senior to the Series A Stock as to rights and preferences, before any distribution is made to the holders of the Common Stock or junior stock upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation. The amount payable on each share of Series A Stock in the event of the voluntary or involuntary dissolution, liquidation or winding upon of the Corporation shall equal ten dollars ($10) per share plus an amount equal to any accrued but unpaid dividends thereon and no more. If upon any such liquidation, dissolution or winding up of the Corporation its net assets shall be insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Series A Stock are entitled as above provided, the entire net assets of the Corporation remaining (after full payment is made on all stock ranking senior to the Series A Stock) shall be distributed among the holders of shares of Series A Stock and of shares ranking on a parity therewith as to distribution of assets upon liquidation in amounts proportionate to the full preferential amounts to which such holders are entitled. For the purpose of this Section V, a merger of the Corporation whereby the Corporation is not the surviving corporation shall be deemed a liquidation of the Corporation, but the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation’s property or assets to, or its consolidation or merger with, one or more corporations whereby the Corporation is the surviving corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.

(3) Common Stock. The 10,000,000 shares of Common Stock shall have a par value of $.10 per share, shall be entitled to one vote for each share, and shall be subject to the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Preferred Stock as shall be stated and expressed by the resolution or resolutions providing for the issuance of such Preferred Stock, as may be adopted by the Board of Directors in accordance with subparagraph (2) hereof.

(4) The minimum amount of capital with which the Corporation will commence business is $1,000.00

FIFTH: The Corporation shall have perpetual existence.

SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

SEVENTH: The number of Directors which shall constitute the Board of Directors shall be such as from time to time shall be fixed by, or in the manner provided in, the By-laws, but in no case shall the number be less than three. The term of office of said Directors may be fixed by said By-laws, and in case of any increase in the number of Directors, the additional Directors shall be chosen in the manner provided in said By-laws, provided that the provisions of said By-laws relating to the term of office of the Directors and relating to the election of additional Directors as aforesaid, are consistent with the Laws of Delaware.

EIGHTH: In furtherance and not in limitation of the power and authority conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

(a) To make, alter, amend and repeal the By-laws of the Corporation, subject to the power of the stockholders to alter, amend or repeal the By-laws made by the Board of Directors;

(b) If the By-laws so provide, to designate by resolution two or more of its number to constitute an Executive Committee, which committee shall for the time being, as provided in said resolution or in the By-laws, have and exercise any and all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and shall have power to authorize the corporate seal to be affixed to all papers which may require it;

(c) To determine from time to time whether any, and if any, what part, of the assets or funds of the Corporation legally available for the payment of dividends shall be declared in dividends and paid to the stockholders or to any class thereof; to determine for what period or periods such dividends shall apply and to make such applications thereof as it deems best; to direct and determine the use and disposition of any such assets or funds;

(d) To fix from time to time, and to vary, the amount of the profits to be reserved as working capital, additions to capital, or for any other lawful purpose and to increase, decrease, or make any lawful disposition of any fund so reserved; to purchase, acquire, hold, cancel, reissue, sell, exchange or transfer shares of the capital stock and/or the securities, debentures, notes, bonds or other obligations or evidences of indebtedness of this Corporation, provided that the Corporation shall not use its funds or property for the purchase of shares of its own capital stock when such use would cause any impairment of its capital, and, further, that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;

(e) To determine from time to time whether and to what extent and at which time and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book, record or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders;

(f) To sell, lease, exchange or otherwise dispose of any portion, less than substantially the whole, of the property or assets of the Corporation, upon such terms as it may deem expedient or advisable, and to accept and receive for the Corporation, in consideration therefor, cash and/or stock and/or securities and/or other property;

(g) To sell, exchange or otherwise dispose of the unissued shares of stock of any class of the Corporation, now or hereafter authorized; to make and issue securities, debentures, notes, bonds and other obligations or evidences of indebtedness of the Corporation; to sell, exchange, pledge, hypothecate or otherwise dispose of any such stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness upon such terms and to such persons, firms, associations or corporations, or any of them, as the Board may select; to secure any such securities, debentures, notes, bonds and other obligations or evidences of indebtedness by mortgage, deed of trust or other lien upon the properties and assets of the Corporation now possessed or hereafter acquired, or upon any part thereof, or in such other manner as said Board may deem expedient or advisable, and to execute or direct the execution of mortgages, deeds of trust and other instruments in connection therewith; all of the foregoing in the exercise of its discretion and without action or vote being required of the stockholders; to authorize all or any of the officers of the Corporation to do any act or take any step deemed necessary or advisable to effectuate any of the foregoing;

(h) To remunerate the officers and employees of the Corporation, or any of them, or the officers and employees of any subsidiary corporation, or any of them, either wholly or partly for their services by the issuance of shares of the capital stock of the Corporation; to provide a plan or plans for such remuneration applicable to such officers and employees, or to any of them, or to any class thereof, and to effectuate the same; to issue shares of the capital stock of the Corporation in connection therewith.

NINTH: In addition to the power and authority hereinbefore or hereafter, or by the By-laws, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

TENTH: If the By-laws so provide, the stockholders and Board of Directors shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation, subject to the provisions of the laws of the State of Delaware, outside of said state at such place or places as may from time to time be designated by them, whether within or without the United States of America.

ELEVENTH: The Corporation may at any meeting of its Board of Directors, sell, lease or exchange, or authorize the sale, lease or exchange of its properties and assets as an entirety, including its business, good will and its corporate franchises, to any person, firm, association or corporation whatsoever, upon such terms and conditions as the Board may deem expedient and for the best interests of the Corporation, and may accept in consideration therefor cash and/or stock, and/or securities, and/or other property; provided that any such sale, lease or exchange shall be authorized at a meeting of stockholders duly called for that purpose, by the affirmative vote of the holders of not less than fifty-one per cent (51%) of the stock issued and outstanding having voting power at the time of such meeting, in person or by proxy, or shall be authorized by the written consent of not less than fifty-one per cent (51%) of the holders of such stock issued and outstanding, and having voting rights given in person or by proxy.

TWELFTH: No holder of stock of this Corporation, nor any class of stockholders, shall at any time have any preferential right of subscription to any shares of any class of stock of the Corporation now or hereafter authorized, issued or sold, or to any obligations or securities convertible into stock of the Corporation, or any right of subscription to any thereof, now or hereafter authorized, issued or sold, other than such, if any, as the Board of Directors in its discretion may determine, and at such prices and on such terms as the Board of Directors may fix pursuant to the authority conferred by law and by this Certificate of Incorporation.

THIRTEENTH: In as much as it is contemplated that the directors of this Corporation shall be of large and varied business interests, it is hereby provided that in the absence of fraud no contract or other transaction between the Corporation and any other corporation and no act of the Corporation shall in any manner be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in or are directors or officers of such other corporation. In the absence of fraud any director individually, or any firm or association of which any director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation, provided that the fact that he or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or to a majority thereof; and any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction or with respect thereto, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director and/or officer of this Corporation may act as a director and/or officer of any subsidiary or affiliated corporation and may vote or act without restriction or qualification with regard to any transaction between such corporations.

A Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

FOURTEENTH: Any contract, transaction or act of the Corporation or of the Board of Directors, which shall be ratified, at any annual meeting or at any special meeting called for such purpose by a majority of a quorum of the holders of stock having voting power at the time of such meeting, present either in person or by proxy, shall, except as may be otherwise specifically provided by law, or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation; but nothing herein contained shall be deemed or construed to require the submission of any such contract, transaction or act to the stockholders nor to deprive the Board of Directors of its power and authority in the premises, except as may be otherwise specifically provided by law or by this Certificate of Incorporation.

FIFTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on stockholders hereunder are granted subject to this provision.

4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said CSS INDUSTRIES, INC. has caused this Certificate to be signed by Jack Farber, its Chairman of the Board and President, and attested by Stephen V. Dubin, its Secretary, this 28th day of November, 1990.

CSS INDUSTRIES, INC.
By:	/s/ Jack Farber

Chairman of the Board and President

ATTEST:
By:	/s/ Stephen V. Dubin

Secretary